CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of our reports dated October 15, 1999 relating to the financial statements and financial highlights of Money Market, Municipal Money Market, Government Obligations Money Market, and New York Municipal Money Market Portfolios, and Boston Partners Large Cap Value Fund, Boston Partners Mid Cap Value Fund, Boston Partners Micro Cap Value Fund, Boston Partners Bond Fund and Boston Partners Market Neutral Fund and Schneider Small Cap Value Fund, separately managed portfolios of The RBB Fund, Inc. (the "Fund"), which appear in the Annual Reports to Shareholders of the Fund for the year ended August 31, 1999. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statements of Additional Information in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 29, 1999